Exhibit 4

SAFE BULKERS, INC.

ANNOUNCEMENT OF MAJOR HOLDINGS ACCORDING TO LAW 3556/2007

Safe Bulkers, Inc. (the “Company”), following receipt of relevant notifications on 14.09.2026 and 15.09.2026 from Morgan Stanley, announces in accordance with Law 3556/2007, that:

-	On 09.09.2026, Morgan Stanley, indirectly through the following entities under its control, held (a) 5,187,422 common stock shares and voting rights in the Company, corresponding to 5.09% of the total voting rights in the Company, as well as (b) financial instruments which, if exercised, would result in Morgan Stanley indirectly holding, in aggregate, 694,225 voting rights in the Company, corresponding to 0.68% of the total voting rights in the Company, namely: (i) a right of recall over securities lending agreements, exercisable at any time, corresponding to 544,225 voting rights (i.e. 0.53% of the total voting rights in the Company); and (ii) an equity swap, expiring on 09.09.2031, exercisable at any time via cash settlement, corresponding to 150,000 voting rights (i.e. 0.15% of the total voting rights in the Company). As a result, on 09.09.2026 the percentage of voting rights indirectly held by Morgan Stanley in the Company, through the entities listed below, amounted to 5.78% of the Company’s total voting rights, corresponding to 5,881,647 voting rights:

List of controlled undertakings through which the voting rights and financial instruments are effectively held, starting with the ultimate controlling legal entity, as notified by Morgan Stanley:

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley Domestic Holdings, LLC

Morgan Stanley Capital Services LLC

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley & Co. LLC

Morgan Stanley

Morgan Stanley International Holdings Inc.

Morgan Stanley International Limited

Morgan Stanley Investments (UK)

Morgan Stanley & Co. International plc

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley & Co. LLC

Prime Dealer Services Corp.

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley Bank, N.A.

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley Smith Barney LLC

-	On 10.09.2026, Morgan Stanley’s indirect participation in the Company, through the following entities under its control, fell below the minimum notifiable threshold set out by law 3556/2007, i.e. below 5.00%:

List of controlled undertakings through which the voting rights and financial instruments are effectively held, starting with the ultimate controlling legal entity, as notified by Morgan Stanley:

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley Domestic Holdings, LLC

Morgan Stanley Capital Services LLC

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley & Co. LLC

Morgan Stanley

Morgan Stanley International Holdings Inc.

Morgan Stanley International Limited

Morgan Stanley Investments (UK)

Morgan Stanley & Co. International plc

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley & Co. LLC

Prime Dealer Services Corp.

Morgan Stanley

Morgan Stanley Capital Management, LLC

Morgan Stanley Smith Barney LLC

Monaco, 16 September 2026

SAFE BULKERS, INC.

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